EXHIBIT 11



                     COMPUTATION OF PER SHARE EARNINGS
                           52-WEEK PERIOD ENDED
                             DECEMBER 30, 1995



                       Class A          Class B

Earnings available
for Common
Shareholders         $3,341,271       $3,486,747

Weighted average
of shares
outstanding:

  Shares outstanding 19,209,793       25,000,000

  Shares issued
  upon assumed
  exercise of
  stock options       5,164,699                -

  Shares assumed
  to be repurchased
  under Treasury
  Stock method
  (at fair market
  value of $24.50)  (3,851,423)                -

  Total number of
  options considered
  as common stock
  equivalents         1,614,721                -

Total weighted
average number
of shares            20,824,514       25,000,000

Earnings per share          $.16              $.14

                                EXHIBIT 11



                     COMPUTATION OF PER SHARE EARNINGS
                           52-WEEK PERIOD ENDED
                             DECEMBER 31, 1994



                       Class A          Class B

Earnings available
for Common
Shareholders        $57,446,133      $57,524,082

Weighted average
of shares
outstanding:

  Shares outstanding 19,481,364       25,000,000

  Shares issued
  upon assumed
  exercise of
  stock options       5,434,576                -

  Shares assumed
  to be repurchased
  under Treasury
  Stock method
  (at fair market
  value of $26.50)  (3,508,561)                -

  Total number of
  options considered
  as common stock
  equivalents         1,926,015                -

Total weighted
average number
of shares            21,407,379       25,000,000

Earnings per share         $2.68             $2.30

                                EXHIBIT 11



                     COMPUTATION OF PER SHARE EARNINGS
                           52-WEEK PERIOD ENDED
                              JANUARY 1, 1994



                       Class A          Class B

Earnings available
for Common
Shareholders        $49,982,912      $51,059,110

Weighted average
of shares
outstanding:

  Shares outstanding 20,148,623       25,000,000

  Shares issued
  upon assumed
  exercise of
  stock options       4,066,804                -

  Shares assumed
  to be repurchased
  under Treasury
  Stock method
  (at fair market
  value of $22.50)  (2,410,224)                -

  Total number of
  options considered
  as common stock
  equivalents         1,656,580                -

Total weighted
average number
of shares            21,805,203       25,000,000

Earnings per share         $2.29             $2.04